UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2008

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On March 27, 2008 Corcept Therapeutics Incorporated issued a press release announcing its financial results for the quarter and the full year ended December 31, 2007. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This information and the information contained in the press release attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information and the information contained in the press release attached as Exhibit 99.1 is not incorporated by reference into any filings of the Corcept Therapeutics Incorporated made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 8.01.	Other Events

On March 24, 2008 Corcept Therapeutics Incorporated issued a press release announcing the commencement of its fourth Phase 3 trial evaluating CORLUX for the treatment of the psychotic features of psychotic depression. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

99.1	Press Release of Corcept Therapeutics Incorporated dated March 27, 2008

99.2	Press Release of Corcept Therapeutics Incorporated dated March 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: March 28, 2008	By:	/s/ Joesph K. Belanoff
Name: Joesph K. Belanoff Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Corcept Therapeutics Incorporated dated March 27, 2008

99.2	Press Release of Corcept Therapeutics Incorporated dated March 24, 2008